UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2015

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 50700

Irvine, CA 92619

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

7555 Irvine Center Drive

Irvine, California 92618

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Sale of Substantially All Assets to Media.Net

On December 1, 2015, Local Corporation (the “Registrant”) entered into an Asset Purchase Agreement dated December 1, 2015 (the “Agreement”) by and between the Registrant and Media.net Advertising FZ-LLC, a limited liability company organized in the Dubai Internet City Free Zone of the United Arab Emirates (the “Buyer”), pursuant to which the Registrant sold substantially all of the assets of the Registrant to Buyer. The Closing Date for the transaction is December 1, 2015. The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1. The consideration for the assets sold is $3,120,000 (the “Purchase Price”), subject to offsets for assumed liabilities and the payment of certain cure costs totaling $455,000 and any subsequent claims against escrow, if any. The Registrant received consideration of $2,808,000 in cash at the closing of the transaction. An additional $312,000 is being held in escrow for a period of six months in the event certain indemnification claims are asserted against the Registrant. The assets sold include the Registrant’s O&O Business, Network Business, Krillion assets and nQuery Business.

The Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive after the closing date. The representations and warranties of the Registrant are qualified by information contained in confidential disclosure schedules that the Registrant provided to Buyer in connection with the execution of the Agreement. The Registrant agreed to defend, indemnify and hold harmless the Buyer from and against certain losses arising out of or resulting from (i) a breach of any representation or warranty made by Registrant in the Agreement, the disclosure letter, or certain of the closing documents, (ii) any breach of any covenant or obligation of Registrant in the Agreement or certain of the closing documents, and (iii) any retained liabilities, as such term is defined in the Agreement, among other things.

The sale of substantially all of the assets of the Registrant pursuant to the Agreement was authorized pursuant to the order of the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) on November 19, 2015. Following the closing of the transaction, the Registrant has ceased all operations and has terminated all but one of its employees. The Registrant will now move forward with winding down and dissolving in accordance with applicable law. In light of the Purchase Price paid, there will be no will recovery by the Registrant’s stockholders after payment to the Registrant’s creditors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Asset Purchase Agreement by and between the Registrant and Media.net Advertising FZ-LLC, dated December 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: December 2, 2015	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Asset Purchase Agreement by and between the Registrant and Media.net Advertising FZ-LLC, dated December 1, 2015.